UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 15, 2015

ARABELLA EXPLORATION, INC.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands

(State or Other Jurisdiction of Incorporation)

000-54293	98-1162608
(Commission File Number)	(IRS Employer Identification No.)

509 Pecan Street, Suite 200, Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

509 Pecan Street, Suite 200
Fort Worth, Texas 76102

432 897-4755

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2015, Arabella Exploration, Inc. (“Arabella”) entered into a Purchase and Sale Agreement with a third party buyer (“Buyer”), dated as of July 1, 2015, and a letter agreement with McCabe Petroleum Corporation (“McCabe”), dated as of April 15, 2015, pursuant to which Arabella will sell its ownership interest in certain of its properties for cash and properties with a potential value totaling approximately $47 million. Pursuant to the agreements, the transactions will close simultaneously and Arabella will transfer its Locker State, Graham, Woods, Jackson and Emily Bell prospects to Buyer and will receive cash and certain properties from Buyer and McCabe. Arabella will receive the following in connection with the two transactions:

•	$15 million in cash, subject to certain closing adjustments.
•	Producing property in the Southern Delaware Basin with net production of approximately 88 BOE/Day. Arabella estimates the value of this property to be approximately $6 million.
•	a participation agreement covering 20,000 undeveloped acres (gross and net) in the Midland Basin, valued by Arabella at approximately $1,000/acre or $20 million total.
•	An option to purchase approximately 1,000 net acres of royalty interests underlying the 20,000 acres in the Midland Basin, valued at approximately $3 million net of the option cost.
•	The return of 1,003,597 of Arabella’s ordinary shares and the rights to certain earn-out shares valued at approximately $3 million; the 1,003,597 shares will be canceled upon receipt (provided that such shares may be reissued in the event that Arabella does not drill at least one well on its new property within one year from the closing date).

The following chart summarizes the changes to Arabella’s properties, production and capital structure as a result of the transactions.

	Arabella Pre-Transactions	Removed	Added	Arabella Post-Transactions

Gross Wells(1)	18	6	4	16
Net BOE/Day(2)	78	76	88	90

Gross Acres	34,921	2,560	20,844	53,205
Net Acres	4,972	1,314	20,140	23,798

Senior Secured Notes	$16,000,000	$10,000,000	—	$6,000,000
Shares Outstanding	5,020,303	1,003,597	—	4,016,706

(1)	Includes 10 wells currently producing in Arabella’s back in acreage
(2)	BOE/Day estimate includes new producing property and production from Arabella’s back in acreage

Arabella anticipates that the transactions will close on or about July 31, 2015. The closing of the transactions are subject to certain closing conditions, including Buyer receiving the approval of its Board of Directors, Buyer having received financing for the transaction, court approval of a bankruptcy court in the event of a bankruptcy filing of Arabella or one of its affiliates.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 21, 2015

ARABELLA EXPLORATION, INC.

By:	/s/ Jason Hoisager
Name: Jason Hoisager
Title: Chief Executive Officer